THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCE NANOTECH, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

Principal Amount: $___________                        Issue Date: __________, 2008

SENIOR SECURED CONVERTIBLE NOTE

FOR VALUE RECEIVED, ADVANCE NANOTECH, INC., a Delaware corporation (hereinafter called “Borrower” or the “Company”), hereby promises to pay to ________________________________, ___________________________________________________________________ (the “Holder”), with an address of ________________, ___________, _______ ___________ (and telecopier number of ____________), or order, without demand, the sum of _______________________________________ Dollars ($__________), with simple and unpaid interest thereon, on ______________, 2011 (the “Maturity Date”), if not paid sooner.

This Note has been entered into pursuant to the terms of a subscription agreement between the Borrower and the Holder, dated of even date herewith (the “Subscription Agreement”), and shall be governed by the terms of such Subscription Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement. The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1 Payment Grace Period. The Borrower shall have a ten (10) business day grace period to pay any monetary amounts due under this Note, after which grace period and during the pendency of an Event of Default (as defined in Article III) a default interest rate of eighteen percent (18%) per annum shall apply to the amounts owed hereunder.

1.2.  Interest Rate.

(a) Simple interest payable on this Note shall accrue at the annual rate of eight percent (8%). Interest will be payable on the last business day of each calendar quarter hereafter and on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below.

(b) Interest will be payable in cash, or at the election of the Borrower, in shares of Common Stock; provided, that such shares of Common Stock are registered at the time of issuance. Interest paid in shares of Common Stock shall be paid in full shares only, with any fractional share rounded up to the next whole share. The issuance of such shares of Common Stock shall be valued at 90% of the average per share Market Price for the ten (10) Trading Day period ending three business days preceding the earlier of (i) the date on which the interest payment is made and (ii) the later of (A) the date on which the interest payment becomes due and (B) if paid after the due date, the date of payment. Each interest payment paid in shares of Common Stock shall be mailed to the holder of record of this Note as notices pursuant hereto are to be delivered to such holder.

(c) As used herein, “Market Price” means, with respect to any applicable security as of any applicable date, (i) the last closing bid price of such security on whichever national securities exchange or trading market (including, without limitation, the Nasdaq and the OTC Bulletin Board) is the principal trading market where such security is listed by the Company for trading (the “Principal Market”), as reported by Bloomberg, or (ii) if the Principal Market should operate on an extended hours basis and does not designate the closing bid price, then the last bid price of such security prior to the commencement of extended trading hours on the applicable date, but in no event later than 4:30:00 p.m., New York local time, as reported by Bloomberg, or (iii) if no last bid price is reported for such security by Bloomberg, the average of the bid prices, on the one hand, and the ask prices, on the other hand, of all market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). The applicable trading market for such calculation, whether it is the Principal Market or the “pink sheets”, is hereafter referred to as the “Trading Market”. The Company shall make all determinations pursuant to this paragraph in good faith. In the absence of any available public quotations for the Common Stock, the Board of Directors of the Company shall determine in good faith the fair value of the Common Stock, which determination shall be set forth in a certificate by the Secretary of the Company. As used herein, “Trading Day” means a day on which the principal Trading Market with respect to the Common Stock is open for the transaction of business.

1.3. Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until this Note is paid in full regardless of the occurrence of an Event of Default. This Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

1.4 Change of Control. Within three (3) business days after the consummation of a Change of Control, the Company will repurchase all of the then-outstanding Notes at a purchase price in cash equal to not less than, (a) if the Change of Control occurs on or before 90 days after the Effective Date, 125% of the aggregate principal amount of this Note repurchased plus accrued and unpaid interest to the date of repurchase, (b) if the Change of Control occurs after 90 days and on or before 180 days after the Effective Date, 112.5% of the aggregate principal amount of this Note repurchased plus accrued and unpaid interest to the date of repurchase or (c) if the Change of Control occurs after 180 days and on or before 365 days after the Effective Date, 100% of the aggregate principal amount of this Note repurchased plus accrued and unpaid interest to the date of repurchase. As used herein, “Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition, in one transaction or a series of related transactions, of all or substantially all of the properties or assets of the Company to any “person” (as that term is used in Section 13(d) of the 1934 Act); (2) the adoption of a plan relating to the liquidation or dissolution of the Company; or (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the then-outstanding Common Stock; provided, however, that a “person” shall not include any Subscriber. As used herein, “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the 1934 Act, except that in calculating the beneficial ownership of any particular “person” (as defined above), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

ARTICLE II

CONVERSION RIGHTS

The Holder shall have the right to convert the principal due under this Note into Shares of the Borrower's Common Stock, $.001 par value per share (“Common Stock”) as set forth below.

2.1. Conversion into the Borrower's Common Stock.

(a) The Holder shall have the right from and after the Issue Date of the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note, and accrued interest if any, at the election of the Holder (the date of giving of such notice of conversion being a “Conversion Date”) into fully paid and nonassessable shares of Common Stock as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such Common Stock shall hereafter be changed or reclassified, at the conversion price as defined in Section 2.1(b) hereof (the “Conversion Price”), determined as provided herein. Upon delivery to the Borrower of a completed Notice of Conversion, a form of which is annexed hereto, Borrower shall issue and deliver to the Holder within three (3) business days after the Conversion Date (such third day being the “Delivery Date”) that number of shares of Common Stock for the portion of this Note converted in accordance with the foregoing. At the election of the Holder, the Borrower will deliver accrued but unpaid interest on this Note in the manner provided in Section 1.3 through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Subscription Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal of this Note and accrued and unpaid interest to be converted, by the Conversion Price.

(b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be $0.25.

(c)  The Conversion Price and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor after any such consolidation, merger, sale or conveyance.

B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C. Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D. Share Issuance. So long as this Note is outstanding, if the Borrower shall issue or agree to issue any shares of Common Stock except for the Excepted Issuances (as defined in the Subscription Agreement) for a consideration less than the Conversion Price in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced to such other lower issue price. For purposes of this adjustment, the issuance of any security carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of the above-described security and again upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the then applicable Conversion Price. The reduction of the Conversion Price described in this paragraph is in addition to other rights of the Holder described in this Note and the Subscription Agreement.

(d) Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

(e) Borrower will reserve from its authorized and unissued Common Stock the number of shares of Common Stock during the time periods and in the amounts described in the Subscription Agreement. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

(f) A. Borrower understands that a delay in the issuance of shares of Common Stock beyond the Delivery Date could result in economic loss to the Holder. As compensation to the Holder for such loss, Borrower agrees to pay late payments to the Holder for late issuance of such shares upon conversion, unless the delay is due to causes beyond the reasonable control of Borrower and its transfer agent, in accordance with the following schedule (where “No. Business Days Late” refers to the number of business days which is beyond four (4) business days after the Delivery Date):

Interest	No. Business Days Late	Late Payment For Each $10,000 of Amount Being Converted
	1	$100
	2	$200
	3	$300
	4	$400
	5	$500
	6	$600
	7	$700
	8	$800
	9	$900
	10	$1,000
	>10	$1,000 +$200 for each business day late beyond 10 days

B. Borrower shall make any payments incurred under this Section 2.1(f) in immediately available funds upon demand as the Holder’s exclusive remedy (other than the following provisions of this Section 2.1(f)B and the provisions of the immediately following Section 2.1(f)C of this Note) for such delay. Furthermore, in addition to any other remedies which may be available to the Holder, in the event that Borrower fails to effect delivery of such shares of Common Stock by the close of business on the Delivery Date, unless such failure is due to causes beyond the reasonable control of Borrower and its transfer agent, the Holder will be entitled to revoke the relevant notice of conversion by delivering a notice to such effect to Borrower, whereupon Borrower and the Holder shall each be restored to their respective positions immediately prior to delivery of such notice of conversion; provided, however, that an amount equal to any payments contemplated by this Section 2.1(f) which have accrued through the date of such revocation notice shall remain due and owing to the Holder notwithstanding such revocation.

C. If, by the relevant Delivery Date, Borrower fails, unless such failure is due to causes beyond the reasonable control of Borrower and its transfer agent, to deliver the shares of Common Stock to be issued upon conversion of this Note and after such Delivery Date, the Holder purchases, in an arm’s-length open market transaction or otherwise, shares of Common Stock (the “Covering Shares”) in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the “Sold Shares”), which delivery such Converting Holder anticipated to make using the shares to be issued upon such conversion (a “Buy-In”), the Converting Holder shall have the right to require Borrower to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 2.1(f) hereof, the Buy-In Adjustment Amount (as defined below). The “Buy-In Adjustment Amount” is the amount equal to the excess, if any, of (x) the Converting Holder’s total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. Borrower shall pay the Buy-In Adjustment Amount to the Converting Holder in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Borrower will be required to pay to the Converting Holder will be $1,000.

D. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided Borrower’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, Borrower shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of the Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2.3  Mandatory Conversion. Subject to Section 2.4, (a) provided an Event of Default or an event which with the passage of time or giving of notice could become an Event of Default has not occurred, unless such Event of Default has been cured not less than twenty (20) days prior to the delivery of written notice by Borrower as hereinafter described, then, commencing after the Actual Effective Date, the Borrower will have the option by written notice to the Holder (“Notice of Mandatory Conversion”) of compelling the Holder to convert all or a portion of the outstanding and unpaid principal of this Note and accrued interest, thereon, into Common Stock at the Conversion Price then in affect (“Mandatory Conversion”). The Notice of Mandatory Conversion, which notice, if given by the Borrower at the Borrower’s sole election, can only be given on the first day following any period of thirty (30) consecutive Trading Days (“Lookback Period”) during which the Market Price for the Common Stock shall be greater than two hundred fifty percent (250%) of the Conversion Price each such Trading Day and during which thirty (30) Trading Days, the average price/volume (i.e. shares traded multiplied by bid price) as reported by Bloomberg LP for the Principal Market is greater than $100,000. The date the Notice of Mandatory Conversion is given is the “Mandatory Conversion Date.” A Notice of Mandatory Conversion may be given only in connection with Common Stock that has been included for resale in an effective Registration Statement during the entire Lookback and continues to be so included on the Mandatory Conversion Date. The Notice of Mandatory Conversion shall specify the aggregate principal amount of this Note which is subject to Mandatory Conversion. Mandatory Conversion Notices must be given proportionately to all Holders of Notes who received Notes similar in term and tenure as this Note. Each Mandatory Conversion Date shall be a deemed Conversion Date and the Borrower will be required to deliver the Common Stock issuable pursuant to a Mandatory Conversion Notice in the same manner and time period as described in Section 2.2 above.

2.4 Limitation on Conversion. Notwithstanding the provisions of this Note or the Subscription Agreement, in no event (except (i) as specifically provided in this Note as an exception to this provision, (ii) while there is outstanding a tender offer for any or all of the shares of the Common Stock, or (iii) at the Holder’s option, on at least sixty-five (65) days advance written notice from the Holder) shall the Holder be entitled to convert this Note, or shall the Borrower have the obligation to issue shares upon such conversion of all or any portion of this Note to the extent that, after such conversion the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the nonconverted portion of this Note or other rights to purchase Common Stock or through the ownership of the unexercised portion of the Warrants (as defined in the Subscription Agreement) or other convertible securities), and (2) the number of shares of Common Stock issuable upon the conversion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock (after taking into account the shares to be issued to the Holder upon such conversion). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the 1934 Act, except as otherwise provided in clause (1) of such sentence. The Holder, by its acceptance of this Note, further agrees that if the Holder transfers or assigns this Note to a party who or which would not be considered such an affiliate, such assignment shall be made subject to the transferee’s or assignee’s specific agreement to be bound by the provisions of this Section 2.4 as if such transferee or assignee were the original Holder hereof.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period of ten (10) business days after the due date. The ten (10) day period described in this Section 3.1 is the same ten (10)) business day period described in Section 1.1 hereof.

3.2 Breach of Covenant. The Borrower breaches any material covenant or other material term or condition of the Subscription Agreement or this Note in any material respect and such breach, if subject to cure, continues for a period of fifteen (15) business days after written notice to the Borrower from the Holder. Notwithstanding the forgoing, this provision shall not apply to delayed registration under the Subscription Agreement for which liquidated damages shall be the sole remedy.

3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein or in the Subscription Agreement shall be false or misleading in any material respect as of the date made and the Closing Date.

3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed without the consent of the Borrower is not dismissed within sixty (60) days of appointment.

3.5 Judgments. Any money judgment shall be entered or filed against Borrower or any of its property or other assets for more than $250,000, and shall remain unpaid, unvacated, unbonded or unstayed for a period of forty-five (45) days.

3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any substantially similar law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within sixty (60) days of initiation.

3.7 Delisting. Failure of the Common Stock to be listed for trading or quotation on a Principal Market which includes the Bulletin Board or similar exchanges or markets for five or more consecutive Trading Days.

3.8 Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $250,000 for more than ninety (90) days after the due date, unless the Borrower is contesting the validity of such obligation in good faith.

3.9 Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension that lasts for ten or more consecutive Trading Days.

3.10 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to deliver Common Stock to the Holder pursuant to and in the form required by this Note and Sections 7 and 11 of the Subscription Agreement, or, if required, a replacement Note more than seven (7) Business Days after the required delivery date of such Common Stock or Note.

3.11 Reservation Default. Failure by the Borrower to have reserved for issuance upon conversion of this Note the amount of Common stock as set forth in this Note and the Subscription Agreement.

3.12  Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other third party agreement which is not cured after any required notice and/or cure period.

ARTICLE IV

SECURITY INTEREST

4. Security Interest/Waiver of Automatic Stay. This Note is secured by a first priority security interest granted to the Collateral Agent for the benefit of the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder.

ARTICLE V

MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: Advance Nanotech, Inc., 600 Lexington Avenue, 29th Floor, New York, NY, 10022, Attn: Thomas Finn, telecopier: 212-583-0001, with a copy by telecopier only to: Andrews Kurth LLP, 450 Lexington Avenue, New York, NY, 10017, Attn: Richard Kronthal Esq., telecopier: 212-813-8133, and (ii) if to the Holder, to the name, address and telecopy number set forth on the front page of this Note.

5.3 Amendment Provision. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented. The Holder by acceptance hereof confirms such Holder’s agreement to the terms and conditions set forth herein.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

5.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

5.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York in the County of New York or in the federal courts located in the State and County of New York. Subject to the foregoing, the parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

5.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder pursuant to this Note and thus refunded to the Borrower.

5.8. Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

5.9 Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have the rights of a shareholder of the Borrower with respect to the Shares of Common Stock to be received after delivery by the Holder of a Conversion Notice to the Borrower.

5.10 Remedies. This Note shall be deemed an unconditional obligation of Borrower for the payment of money and, without limitation to any other remedies available to Holder.

5.11 Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.12 Transfer Agent. The Company covenants and agrees that, so long as any portion of this Note has not been converted, the Company will, upon reasonable request from the Holder, direct the Company’s transfer agent to provide information to the Holder relating to (i) the status of shares of Common Stock issued or claimed to be issued to the Holder in connection with a Notice of Conversion, or (ii) the number of outstanding shares of Common Stock of all stockholders of the Company as of a current or other specified date.

[THIS SPACE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the ____ day of ___________, 2008.

ADVANCE NANOTECH, INC.

By:
Name: Thomas P. Finn
Title: Chief Financial Officer

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by Advance Nanotech, Inc. on __________ ___, 2008 into Shares of Common Stock of Advance Nanotech, Inc. (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:___________________________________________________________________________

Conversion Price:_____________________________________________________________________________

Shares To Be Delivered:________________________________________________________________________

Signature:__________________________________________________________________________________

Print Name:_________________________________________________________________________________

Address:___________________________________________________________________________________

___________________________________________________________________________________